EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-260758 on Form S-3 and Registration Statement Nos. 333-256872, 333-197795, and 333-185345 on Form S-8 of our report dated February 23, 2024, relating to the consolidated financial statements of Watsco, Inc. and subsidiaries and the effectiveness of Watsco, Inc. and subsidiaries’ internal control over financial reporting.

/s/ Deloitte & Touche LLP

Miami, Florida

February 23, 2024